Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Arrow Financial Corporation (the "Company") on Form 10-Q for the  period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date, hereof (the "Report"), we, Thomas L. Hoy, Chief Executive Officer of the Company, and Terry R. Goodemote, Chief Financial Officer of the Company, hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(a)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for periods presented in the Report.

Dated: August 8, 2011

 /s/ Thomas L. Hoy

Thomas L. Hoy

Chief Executive Officer

 /s/ Terry R. Goodemote

Terry R. Goodemote

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Arrow Financial Corporation and will be retained by Arrow Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.